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                                  EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, dated July 7, 2000) pertaining to the 1999 Stock Plan of Ticketmaster Online CitySearch, Inc. of our report dated January 26, 2000, with respect to the consolidated financial statements and schedule of Ticketmaster Online-CitySearch, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Woodland Hills, California
July 5, 2000